                                                                    EXHIBIT 21.1

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                                 APRIL 15, 1994

     The subsidiaries of Triarc Companies, Inc., their respective states or jurisdictions of organization and the names under which such subsidiaries do business are as follows:

                                                                                  STATE OR JURISDICTION
                                                                                  UNDER WHICH ORGANIZED
                                                                                  ---------------------
National Propane Corporation(1)................................................     Delaware
     Adirondack Bottled Gas Corporation of New York............................     New York
     Adirondack Bottled Gas Corporation of Vermont.............................     Vermont
     Carib Gas Corporation of St. Croix (formerly LP Gas Corporation of St.
       Croix)..................................................................     Delaware
     Carib Gas Corporation of St. Thomas (formerly LP Gas Corporation of St.
       Thomas).................................................................     Delaware
     Equipment Maintenance, Inc................................................     New York
     NPC Leasing Corp..........................................................     New York
     The Home Gas Corporation of Great Barrington..............................     Massachusetts
     The Home Gas Corporation of Massachusetts.................................     Massachusetts
     The Home Gas Corporation of New Hampshire, Inc............................     New Hampshire
     The Home Gas Corporation of Pittsfield....................................     Maine
     The Home Gas Corporation of Plainville....................................     Connecticut
Citrus Acquisition Corporation(1)..............................................     Florida
     Adams Packing Association, Inc. (formerly New Adams, Inc.)................     Delaware
     Groves Company, Inc. (formerly New Texsun, Inc.)..........................     Delaware
Home Furnishing Acquisition Corporation(1).....................................     Delaware
     1725 Contra Costa Property, Inc. (formerly Couroc of Monterey, Inc.)......     Delaware
     Lamp Holdings 1, Inc. (formerly Frederick Cooper Lamps Co., Inc.).........     Delaware
          Lamp Holdings 3, Inc. (formerly Kent Wood Products, Inc.)............     Delaware
     Hoyne Industries, Inc. (formerly New Hoyne, Inc.).........................     Delaware
          Hoyne Industries of Canada Limited...................................     Canada
          Hoyne International (U.K.), Inc......................................     Delaware
     HFAC-1 (formerly National Picture & Frame Co.)............................     Delaware
     Lamp Holdings 2, Inc. (formerly Tyndale, Inc.)............................     Delaware
Graniteville Company(1)*.......................................................     South Carolina
     C.H. Patrick & Co., Inc...................................................     South Carolina
     Graniteville International Sales, Inc.....................................     South Carolina
     G.M.W. Industries, Inc.***................................................     Delaware
     Graniteville Holdings, Inc................................................     Delaware
Southeastern Public Service Company(1).........................................     Delaware
     Crystal Ice & Cold Storage, Inc...........................................     Delaware
     Houston Oil & Gas Company, Inc............................................     Delaware
     Northwestern Ice & Cold Storage Company...................................     Oregon
     Public Gas Company (formerly Southeastern Propane Gas Company)............     Florida
     Royal Palm Ice Company....................................................     Florida
     SEPSCO Merger Corporation.................................................     Delaware
     Southeastern Gas Company..................................................     Delaware
          Geotec Engineers, Inc. ..............................................     West Virginia
     Western Refrigeration & Cold Storage Company..............................     California

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
                                                        EXHIBIT 21.1 (CONTINUED)

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
                 SUBSIDIARIES OF THE REGISTRANT -- (CONTINUED)
                                 APRIL 15, 1994

                                                                                  STATE OR JURISDICTION
                                                                                  UNDER WHICH ORGANIZED
                                                                                  ---------------------
CFC Holdings Corp.(1)**........................................................     Florida
     Chesapeake Insurance Company Limited......................................     Bermuda
     RC/Arby's Corporation (formerly Royal Crown Corporation)..................     Delaware
          Arby's, Inc..........................................................     Delaware
               Arby's Building and Construction Co.............................     Georgia
               Beef Corral Restaurants, Inc....................................     Ohio
               Arby's Canada Inc...............................................     Canada
               Daddy-O's Express, Inc..........................................     Georgia
               Arby's (Hong Kong) Limited......................................     Hong Kong
          Royal Crown Company, Inc. (formerly Royal Crown Cola Co.)............     Delaware
          RC Cola Canada Limited (formerly Nehi Canada Limited)................     Canada
          Royal Crown Bottling Company of Texas (formerly Royal Crown Bottlers
            of Texas, Inc.)....................................................     Delaware
          RC-8, Inc. (formerly Tyndale, Inc.)..................................     Indiana
          RC-11, Inc. (formerly National Picture & Frame Co.)..................     Mississippi
          Promociones Corona Real, S.A. de C.V.................................     Mexico
          RC Leasing, Inc......................................................     Delaware
          Royal Crown Nederland B.V............................................     Netherlands
GS Holdings, Inc...............................................................     Delaware
Triarc Holdings 1, Inc.........................................................     Delaware
Triarc Holdings 2, Inc.........................................................     Delaware

- - ------------

 (1) Included in the consolidated financial statements of Triarc Companies, Inc. as a fully-consolidated subsidiary.

  * 51% owned by GS Holdings, Inc. and 49% owned by Southeastern Public Service Company.

 ** 94.6% owned by Triarc Companies, Inc. and 5.4% owned by Southeastern  Public
    Service Company.

*** 50% owned by Graniteville Company and 50% owned by Wilson Brothers.

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